THURSDAY, JANUARY 21, 1999



          BANKERS TRUST REPORTS FOURTH QUARTER RESULTS


New York, January 21, 1999 -- Bankers Trust Corporation (BT) today reported that diluted earnings per share in the fourth quarter of 1998 were $0.89, compared to $1.82 in the same period last year. Net income in the fourth quarter of 1998 was $96 million, compared with $207 million in the 1997 fourth quarter and a loss of $488 million in the third quarter of 1998. BT's loss for the full year was $6 million, or $0.38 loss per share. In 1997, the Corporation earned $866 million, or $7.66 diluted earnings per share.

Frank Newman, chairman of the board and chief executive officer, said: "Bankers Trust's fourth quarter revenue approached the strong levels of 1998's first half, showing renewed momentum as we prepare to join with Deutsche Bank in creating the world's largest bank. Our merger remains on track for completion in the second quarter, and our integration teams are making excellent progress toward forming what promises to be a global financial powerhouse.

He added: "Bankers Trust's investment banking and client-focused trading & sales activities returned to strong profitability in the fourth quarter and are well positioned to take advantage of the tremendous opportunities afforded by the merger. The combination also holds exciting potential to expand our investment management, trust, global custody, cash management and private client businesses. We look forward to our ability to offer clients access to an unparalleled range of global capabilities."

For the current quarter, total revenue of $1.437 billion was up $966 million from the third quarter of 1998 and down $82 million from the fourth quarter of 1997. Total noninterest expenses of $1.274 billion for the fourth quarter of 1998 were up $96 million and $41 million from the third quarter of 1998 and fourth quarter of 1997, respectively.

During the quarter, the Corporation recorded approximately $36 million of expense in connection with its previously announced cost-reduction program. These costs were primarily severance-related, due to a reduction of over 400 employees. Additionally, the Corporation closed offices, primarily in Latin America.

For the full year, total revenue of $5.089 billion was down $1.131 billion from 1997 revenue of $6.220 billion. The decline was mainly attributable to lower trading revenue, including a $255 million increase in the provision for credit losses for trading assets. The increase in the provision was primarily due to uncertainties in Asian emerging markets.

Total noninterest expenses for 1998 increased $116 million from 1997. Salaries and commissions expense increased resulting from a rise in the average number of employees and higher annual salaries. Agency and other professional service fees also increased due to integration and continuing costs associated with the acquisition of NatWest Markets' European equities business.

At December 31, 1998, total cash basis loans were $392 million, up from $257 million at September 30, 1998 and up from $240 million at December 31, 1997. The increase was primarily due to emerging markets credits, principally in Asia. Other nonperforming assets (primarily trading) at December 31, 1998 were $250 million, down from $375 million at September 30, 1998 and up from $38 million at December 31, 1997. The decrease in the current quarter was primarily due to charge-offs. At December 31, 1998, the Corporation's Emerging Markets cross-border exposures to Asia, Latin America and Russia were $5.4 billion, down 18% from $6.6 billion at September 30, 1998 and down 54% from $11.8 billion at December 31, 1997.

As of December 31, 1998, the Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were 7.6% and 13.8%, respectively. In addition, the Leverage ratio is estimated to be 3.5%. All of these ratios are above the regulatory standards for well-capitalized banking organizations of 6%, 10%, and 3%, respectively.
                                2

BUSINESS SEGMENTS

At December 31, 1998, the Corporation adopted Statement of Financial Accounting Standards ("SFAS") 131, "Disclosures About Segments of an Enterprise and Related Information". Prior period amounts have been reclassified to conform with the requirements of SFAS 131. Management reports the results of operations of the Corporation principally through six broad business segments.
Four business segments are organized around specific products and services: Investment Banking, Trading & Sales, Private Client Services Group and Global Institutional Services. Two additional business segments, Australia/New Zealand/International Funds Management and Emerging Markets Group, are organized to deliver these same types of financial products and services with the unique local expertise necessary to operate successfully in these markets. Corporate/Other includes the income and expenses of smaller businesses that are not included in the main business segments and revenue and expenses that have not been allocated to business segments.


                                    Total Non-   Pretax     Net
Fourth Quarter 1998            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  659    $  427     $232   $ 137
Trading & Sales                  300       147      153      90
Emerging Markets Group:
 Latin America                    42       119     (77)    (45)
 Emerging Europe, Mid East
   & Africa                       10        20     (10)     (6)
 Asia                           (213)       47    (260)   (154)
Private Client Services Group    167       150       17      10
Global Institutional Services    303       249       54      32
Australia/New Zealand/Int'l
 Funds Mgmt                      162        94       68      40
Corporate/Other                    7        21     (14)     (8)
Total                         $1,437    $1,274    $ 163   $  96


                                    Total Non-   Pretax     Net
Third Quarter 1998             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking             $ 155    $  354   $(199)  $(138)
Trading & Sales                    1       147    (146)   (101)
Emerging Markets Group:
 Latin America                    47       130     (83)    (57)
 Emerging Europe, Mid East
   & Africa                     (193)       16    (209)   (145)
 Asia                           (154)       29    (183)   (126)
Private Client Services Group    166       136       30      20
Global Institutional Services    256       216       40      28
Australia/New Zealand/Int'l
 Funds Mgmt                      163       109       54      38
Corporate/Other                   30        41     (11)     (7)
Total                          $ 471    $1,178   $(707)  $(488)









                                3

                                    Total Non-   Pretax     Net
Fourth Quarter 1997            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  540    $  315     $225    $162
Trading & Sales                  166       146       20      14
Emerging Markets Group:
 Latin America                   135       132        3       2
 Emerging Europe, Mid East
 & Africa                          9        14       (5)    (3)
 Asia                           (46)        40     (86)    (61)
Private Client Services Group    183       159       24      18
Global Institutional Services    336       245       91      65
Australia/New Zealand/Int'l
 Funds Mgmt                      145       108       37      27
Corporate/Other                   51        74     (23)    (17)
Total                         $1,519    $1,233     $286    $207


Business Segment Results

The Investment Banking business recorded net income of $137 million in the fourth quarter of 1998 compared to net income of $162 million in the prior year quarter and a net loss of $138 million in the third quarter of 1998. A recovery of the U.S. equity and high-yield markets in the fourth quarter of 1998 led to an increase in underwriting revenue. Furthermore, this segment realized gains on the sale of certain investments in its private equity portfolio during the current quarter.

Trading & Sales recorded net income of $90 million in the fourth quarter of 1998, compared to net income of $14 million in the 1997 fourth quarter and a net loss of $101 million in the previous quarter. The current quarter reflected higher revenue from client-related activities as compared to the prior periods. In addition, a rebound in global equity markets in the current quarter produced improved trading results from arbitrage activities.

Emerging Markets Group net loss was $205 million in the current quarter, compared to a net loss of $62 million in the prior year period and a net loss of $328 million in the third quarter of 1998.

  Latin America - Trading losses and losses on securities available for sale negatively impacted the current quarter and the third quarter of 1998.

  Emerging Europe, Middle East & Africa - During the current quarter, this segment produced positive revenue as compared to the third quarter of 1998 which included charges to reduce the carrying amount of exposure to Russian Federation securities.

  Asia - The current quarter's results reflect continuing weak economic conditions in the region resulting in trading losses and losses on securities available for sale.

The Corporation's Private Client Services Group business recorded net income of $10 million for the current quarter, down $8 million from the prior year period and down $10 million from the previous quarter. The current quarter included higher incentive costs as compared to the previous quarter. Lower U.S. private client commissions contributed to the decline from the fourth quarter of 1997.


                                4
Global Institutional Services contributed $32 million of net income in the fourth quarter of 1998, down $33 million from the 1997 fourth quarter and up $4 million from the previous quarter. The prior year quarter included a $41 million after-tax gain on the sale of the Corporation's defined contribution recordkeeping and participant services business. The fourth quarter of 1998 included a benefit from a contingency payment related to the 1997 sale of the Corporation's defined contribution recordkeeping and participant services business. Higher client processing fees contributed to the increase in net income as compared to the third quarter of 1998. The current quarter also reflected higher performance-based fees as compared to the prior periods.

Net income of the Australia/New Zealand/International Funds Management business was $40 million in the fourth quarter of 1998, up $13 million from the fourth quarter of 1997 and up $2 million from the previous quarter. Higher corporate finance fees contributed to the increase from the third quarter of 1998.


QUARTERLY FINANCIAL COMPARISONS

Fourth Quarter 1998 versus Third Quarter 1998

Net income for the fourth quarter of 1998 was $96 million as compared to a $488 million net loss in the third quarter of 1998.

Fourth quarter 1998 combined trading revenue and trading-related net interest revenue before the provision for trading-related credit losses was $278 million. This was an increase of $562 million from the third quarter of 1998 reflecting a rebound in markets from the poor market environment in the previous quarter. Page 10 shows combined trading results by business segment.

Fiduciary and funds management revenue was $289 million in the fourth quarter of 1998, up $16 million from the third quarter of 1998. The increase was primarily due to higher client processing fees and improved funds management revenue. At December 31, 1998, assets under management were approximately $370 billion compared to $338 billion at September 30, 1998.

Corporate finance fees rose by $48 million from the third quarter of 1998 led primarily by higher revenue from merger and acquisition, loan syndication and financial advisory activities.

Net revenue from equity investments increased $100 million from the previous quarter due to an improved market environment.

Securities available for sale gains totaled $25 million as compared to losses of $125 million in the previous quarter. The prior quarter included losses on Russian securities.

Insurance premiums revenue decreased $20 million, or 27%, mainly due to a general decline in the Chilean annuities market.

Other noninterest revenue was $120 million in the current quarter, compared to negative revenue of $35 million in the prior quarter. The current quarter included improved results from mark-to-market adjustments on venture capital equity securities. The current quarter also included a benefit from a contingency payment related to the 1997 sale of the Corporation's defined contribution recordkeeping and participant services business.



                                5
Incentive compensation and employee benefits increased $44 million primarily due to severance-related expense taken in connection with the previously announced cost-reduction program.


Fourth Quarter 1998 Versus Fourth Quarter 1997

Net income for the fourth quarter of 1998 was $96 million as compared to $207 million of net income earned in the fourth quarter of 1997.

Fourth quarter 1998 combined trading revenue and trading-related net interest revenue before the provision for trading-related credit losses was $278 million, an increase of $60 million from the fourth quarter of 1997. Page 10 shows combined trading results by business segment.

Fiduciary and funds management revenue was $289 million in the fourth quarter of 1998, up $5 million from the prior year period. The current quarter reflected higher performance-based fees as compared to the prior year quarter. At December 31, 1998, assets under management were $370 billion compared to $318 billion at December 31, 1997.

Corporate finance fees of $290 million, decreased 10% from the $324 million earned in the fourth quarter of 1997. The decline is primarily attributable to lower underwriting fees partially offset by higher merger and acquisition fees.

Other fees and commissions of $233 million increased $66 million from the prior year quarter. Increased customer trading activity primarily due to the acquisition of NatWest Markets' European equities business resulted in higher fees for brokerage services.

Insurance premium revenue decreased $30 million, or 36%, mainly due to a general decline in the Chilean annuities market.

Other noninterest revenue was $120 million compared to $82 million in the prior year period. The fourth quarter of 1998 included a benefit from a contingency payment related to the 1997 sale of the Corporation's defined contribution recordkeeping and participant services business. The current quarter also reflected higher revenue from mark-to-market adjustments on venture capital equity securities. Included in the fourth quarter of 1997 was a gain on the sale of the Corporation's defined contribution recordkeeping and participant services business.

As compared to the fourth quarter of 1997, salaries and commissions expense increased $26 million, or 8%, primarily due to an increase in the average number of employees and higher annual salaries.














                                6
Incentive compensation and employee benefits decreased $34 million, or 9%, from the prior year quarter due to the decline in financial performance partially offset by severance-related costs.







The remainder of this release contains the following tables:
                                                            Page
     1. BTC Condensed Consolidated Quarterly Statement
         of Income                                            8
     2. BTC Condensed Consolidated Statement of Income        9
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                    10
     4. Net Interest Revenue                                 10
     5. BTC Consolidated Balance Sheet                       11
     6. Stock and Capital Data                               12
     7. Nonperforming Assets and Allowance for Credit Losses 13
     8. Emerging Markets Cross-Border Exposures              14

For additional information, contact William McBride, 212-250-7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).

































                                7


           BANKERS TRUST CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
                                          1997     1998    1998
NET INTEREST REVENUE
  Interest revenue                      $2,085   $2,281  $1,716
  Interest expense                       1,712    1,945   1,448
Net interest revenue                       373      336     268
Credit loss provision-loans                  -     (20)    (20)
Net interest revenue after credit loss
 provision-loans                           373      316     248
NONINTEREST REVENUE
  Trading revenue*                          52    (491)      79
  Fiduciary & funds management             284      273     289
  Corporate finance fees                   324      242     290
  Other fees & commissions                 167      218     233
  Net revenue from equity investments       95      (1)      99
  Securities available for sale gains
   (losses)                                 58    (125)      25
  Insurance premiums                        84       74      54
  Other                                     82     (35)     120
Total noninterest revenue                1,146      155   1,189
NONINTEREST EXPENSES
  Salaries and commissions                 332      366     358
  Incentive compensation & employee
   benefits                                364     286      330
  Agency & other professional service fees  95     122      127
  Communication & data services             58       65      72
  Occupancy, net                            49       56      62
  Furniture & equipment                     61       65      77
  Travel & entertainment                    41       44      48
  Provision for policyholder benefits      102       92      71
  Other**                                  131       82     129
Total noninterest expenses               1,233    1,178   1,274
Income (loss) before income taxes          286    (707)     163
Income taxes (benefit)                      79    (219)      67

NET INCOME (LOSS)                       $  207  $ (488)  $   96

NET INCOME (LOSS) APPLICABLE TO
  COMMON STOCK                          $  195  $ (494)  $   90

Cash dividends declared per common share $1.00   $1.00    $1.00

EARNINGS (LOSS) PER COMMON SHARE:
  BASIC                                  $1.95  $(4.98)   $0.92

  DILUTED                                $1.82  $(4.98)   $0.89

 * Trading revenue includes a credit loss provision of $20 million, $90 million, and $75 million for the fourth quarter of 1997, third quarter of 1998 and fourth quarter of 1998, respectively. The Corporation accounts for revenue from a wide range of business activities as "trading".  See table on page 10.
** Other includes a credit loss provision of $5 million for the fourth quarter of 1998.

   Certain prior period amounts have been reclassified to conform to the current presentation.




                                8


           BANKERS TRUST CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


YEAR ENDED DECEMBER 31,                            1997    1998
NET INTEREST REVENUE
  Interest revenue                               $7,285  $8,291
  Interest expense                                5,926   6,919
Net interest revenue                              1,359   1,372
Credit loss provision-loans                           -    (40)
Net interest revenue after credit
 loss provision-loans                             1,359   1,332
NONINTEREST REVENUE
  Trading revenue*                                1,055   (184)
  Fiduciary & funds management                    1,059   1,108
  Corporate finance fees                          1,113   1,255
  Other fees & commissions                          606     817
  Net revenue from equity investments               224     302
  Securities available for sale gains (losses)      158    (56)
  Insurance premiums                                287     256
  Other                                             359     259
Total noninterest revenue                         4,861   3,757
NONINTEREST EXPENSES
  Salaries and commissions                        1,273   1,421
  Incentive compensation & employee benefits      1,726   1,530
  Agency & other professional service fees          391     501
  Communication & data services                     231     252
  Occupancy, net                                    181     218
  Furniture & equipment                             224     252
  Travel & entertainment                            142     171
  Provision for policyholder benefits               333     322
  Other**                                           423     430
  Restructuring charges                              57       -
Total noninterest expenses                        4,981   5,097
Income (loss) before income taxes                 1,239     (8)
Income taxes (benefit)                              373     (2)

NET INCOME (LOSS)                                $  866 $   (6)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK     $  817 $  (38)

Cash dividends declared per common share          $4.00   $4.00

EARNINGS (LOSS) PER COMMON SHARE:
  BASIC                                           $8.15  $(0.38)

  DILUTED                                         $7.66  $(0.38)

 * Trading revenue includes a credit loss provision of $30 million and $285 million for the years ended December 31, 1997 and 1998, respectively. The Corporation accounts for revenue from a wide range of business activities as "trading". See table on page 10.
** Other includes a credit loss provision of $5 million for the year ended December 31, 1998.

   Certain prior period amounts have been reclassified to conform to the current presentation.







                                9
COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.

                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
(in millions)                             1997     1998    1998
Trading Revenue*                          $ 72   $(401)    $154
Trading-Related Net Interest
  Revenue (Estimate)                        146     117     124
Total Trading Revenue &
  Trading-Related NIR                      $218   $(284)   $278

By Business Segment (in millions)
Investment Banking                        $ 26   $(193)    $ 26
Trading & Sales                            126     (45)     237
Emerging Markets Group:
 Latin America                              14     (44)    (24)
 Emerging Europe, Middle East
   & Africa                                 12     (74)      16
 Asia                                     (26)      (9)    (46)
Private Client Services Group                7       15      23
Global Institutional Services                4        1       2
Australia/New Zealand/Int'l Funds Mgmt      33       63      45
Corporate/Other                             22        2     (1)
Total Trading Revenue &
  Trading-Related NIR                     $218   $(284)    $278

* Before provision for trading-related credit losses of $20 million, $90 million, and $75 million for the fourth quarter of 1997, third quarter of 1998 and fourth quarter of 1998, respectively.

Note: The Corporation accounts for revenue from a wide range of business activities as "trading". Investment Banking produces trading revenue in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenue arises from private equity investments that are accounted for on a mark-to-market basis. Trading & Sales produces trading revenue through proprietary position-taking, including arbitrage, new derivative transactions with clients, as well as market making and other client activities. Australia/New Zealand/Int'l Funds Mgmt and Emerging Markets Group produce trading revenue from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in the business segments.


                      NET INTEREST REVENUE

                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
($ in millions)                           1997     1998    1998
Nontrading-related net interest
  revenue (Estimate)                       $227     $219    $144
Trading-related net interest
  revenue (Estimate)                        146      117     124
Net interest revenue                       $373     $336    $268

Average rates (fully taxable basis)
  Yield on interest-earning assets        7.45%     6.91%   6.52%
  Cost of interest-bearing liabilities    6.33%     5.99%   5.66%
  Interest rate spread                    1.12%      .92%    .86%
  Net interest margin                     1.35%     1.04%   1.04%

Average balances ($ in billions)
  Loans                                   $20.4    $23.2    $23.3
  Total interest-earning assets          $111.4   $131.3   $104.9
  Total assets                           $147.9   $175.6   $148.4
  Total interest-bearing liabilities     $107.2   $128.9   $101.4


                               10
           BANKERS TRUST CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                                 December 31 September 30 December31
                                       1997     1998*      1998*
ASSETS
Cash and due from banks            $  2,188  $  2,405  $  2,837
Interest-bearing deposits
  in banks                            4,272     2,208     2,382
Federal funds sold                    1,382     4,662     2,484
Sec. purch. under resale agreements  19,163    21,752    17,053
Securities borrowed                  16,751    19,692    14,709
Trading assets:
 Government securities               11,397     9,398     5,731
 Corporate debt securities            8,128     7,626     5,519
 Equity securities                    7,914     7,408     5,810
 Swaps, options & other
  derivatives***                     17,673    19,083    17,376
 Other trading assets                11,460    14,867    11,668
  Total trading assets               56,572    58,382    46,104
Securities available for sale         8,081    11,421    12,748
Loans***                             19,106    21,723    22,633
Customer receivables                  1,547     1,709     1,524
Accounts receivable & accrued
 interest                             4,785     5,542     3,815
Other assets                          6,255     6,771     6,826
Total                              $140,102  $156,267  $133,115
LIABILITIES
Noninterest-bearing deposits
  Domestic offices                 $  2,776  $  2,885  $  2,784
  Foreign offices                     1,952     2,330     1,689
Interest-bearing deposits
  Domestic offices                   22,353    20,022    18,259
  Foreign offices                    15,749    16,054    14,602
  Total deposits                     42,830    41,291    37,334
Trading liabilities:
  Securities sold, not yet purchased
   Government securities              4,389     8,640     4,149
   Equity securities                  5,273     8,814     6,458
   Other trading liabilities            519       969       789
  Swaps, options & other derivatives 17,065    16,731    15,857
  Total trading liabilities          27,246    35,154    27,253
Securities loaned and securities
 sold under repurchase agreements    17,896    22,973    17,420
Other short-term borrowings          19,577    20,264    16,313
Accounts payable and accrued
  expenses                            6,536     5,289     5,141
Other liabilities***                  4,250     6,011     5,468
Long-term debt not included in
 risk-based capital                  11,275    15,631    14,833
Long-term debt included in
 risk-based capital                   3,312     3,221     3,170
Trust preferred capital securities**  1,472     1,419     1,420
Total liabilities                   134,394   151,253   128,352
PREFERRED STOCK OF SUBSIDIARY             -       304         -
STOCKHOLDERS' EQUITY
Preferred stock                         658       394       394
Common stock                            105       105       105
Capital surplus                       1,563     1,610     1,613
Retained earnings                     4,202     3,614     3,571
Common stock in treasury, at cost     (889)   (1,118)   (1,056)
Other stockholders' equity              463       573       599
Accumulated other comprehensive income:
  Net unrealized gains (losses) on
   securities available for sale, net
   of taxes                            (32)      (87)      (65)
  Foreign currency translation, net
   of taxes                           (362)     (381)     (398)
Total stockholders' equity            5,708     4,710     4,763
Total                              $140,102  $156,267  $133,115

  * Unaudited
 ** Mandatorily redeemable capital securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures included in risk-based capital
*** See tables on page 13 for analyses of allowance for credit losses.

Certain prior period amounts have been reclassified to conform to the current presentation.

                               11






                     STOCK AND CAPITAL DATA


                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
                                          1997     1998    1998

FOR THE QUARTER
Return on Average Common
 Stockholders' Equity                    14.8%     N/M     8.2%
Return on Average Total Assets            .56%     N/M     .26%


PER COMMON SHARE
Earnings (Loss):
  Basic                                  $1.95  $(4.98)   $0.92
  Diluted                                $1.82  $(4.98)   $0.89
Cash Dividends Declared                  $1.00    $1.00   $1.00
Market Price, End of Period            $112.44   $59.00  $85.44
Book Value, End of Period               $49.06   $43.51  $43.33


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000   300,000
   Issued, at period end               105,379  105,380   105,380
Common stock in treasury,
  at period end                          8,422   10,177     9,666
Average Common and Common Equivalent
 Shares Outstanding
   Basic                                99,884   99,299    99,029
   Diluted                             107,285   99,299(1) 101,691


CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
  to Total Assets                           3.6%    2.8%     3.3%
Total Stockholders' Equity
to Total Assets                             4.1%    3.0%     3.6%
Bankers Trust Corporation:
   Risk-Based Capital Ratios
      Tier 1 Capital                        8.3%     7.1%    7.6%
      Total Capital                        14.1%    13.3%   13.8%
   Leverage Ratio                           4.4%     2.9%    3.5%
Bankers Trust Company:
   Risk-Based Capital Ratios
      Tier 1 Capital                        9.0%    10.4%   10.6%
      Total Capital                        12.3%    14.6%   13.5%
   Leverage Ratio                           5.4%     5.3%    5.8%


N/M Not Meaningful.
(1) Due to a loss for the period, no incremental shares are included in the EPS calculation because the effect would be antidilutive.












                               12

      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES
                          (in millions)

                             December 31  September 30  December 31
                                    1997          1998         1998

Nonperforming assets

Cash basis loans
  Secured by real estate            $117        $ 96       $104
  Real estate related                 15          14         14
  Highly leveraged                    41          57         66
  Other                               67          90        208
Total cash basis loans              $240        $257       $392

Renegotiated loans                   $25         $26        $26

Other real estate                   $194        $122        $87

Other nonperforming assets
 (primarily trading)                 $38        $375       $250

Allowance for credit losses

Loans

Balance, beginning of quarter       $759        $678       $667
Provision for credit losses            -          20         20
Reclassification                    (57)           -          -
Net charge-offs
  Charge-offs                         28          37         40
  Recoveries                          25           6          5
Total net charge-offs                  3          31         35

Balance, end of quarter             $699        $667       $652

Trading assets

Balance, beginning of quarter       $200        $320       $295
Provision for credit losses           20          90         75
Reclassification                      57           -          -
Net charge-offs
  Charge-offs                         13         115        109
  Recoveries                          21           -          -
Total net charge-offs (recoveries)   (8)         115        109

Balance, end of quarter             $285        $295       $261

Other liabilities

Balance, beginning of quarter        $13         $13        $13
Provision for credit losses            -           -          5
Balance, end of quarter              $13         $13        $18





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           EMERGING MARKETS CROSS-BORDER EXPOSURES(1)
                         ($ in billions)


                         December 31,  September 30,   December 31,
                                 1997           1998          1998*

Korea, Republic of                $1.6         $1.0        $0.8
Indonesia                          1.3          0.6         0.4
Hong Kong                          1.0          0.3         0.4
Thailand                           0.6          0.3         0.2
Malaysia                           0.3          0.1         0.1
Other(2)                           1.1          1.0         0.8
Total Emerging Asia               $5.9         $3.3        $2.7


Brazil                            $1.9         $0.9        $0.7
Mexico                             1.0          0.8         0.6
Argentina                          0.8          0.6         0.5
Venezuela                          0.3          0.1         0.1
Other(3)                           0.8          0.6         0.6
Total Latin America               $4.8         $3.0        $2.5

Russian Federation                $1.1         $0.3        $0.3

Total                            $11.8         $6.6        $5.4

As % of Total Assets               8.4%         4.2%        4.1%


(1) Based on FFIEC instructions. Shown by country of ultimate risk. Excludes local country claims on local residents.
(2) Includes Peoples Republic of China, Republic of Taiwan, India, Philippines, Singapore and Sri Lanka.
(3) Includes Chile, Colombia, Peru, Ecuador, Nicaragua, Panama and Uruguay.

* Preliminary.  Numbers may not total due to rounding differences.





















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